SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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Filed by a party other than the Registrant	☐

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

SIT MONEY MARKET FUND, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and the identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SIT MONEY MARKET FUND, INC.

3300 IDS Center

80 South Eighth Street

Minneapolis, Minnesota 55402

March 6, 2009

To the Shareholders of Sit Money Market Fund:

I am writing to inform you of a Special Meeting of the shareholders of Sit Money Market Fund, Inc. (“Money Market Fund” or the “Fund”) that will be held at 9:00 a.m. on Monday, March 23, 2009 at the offices of Sit Investment Associates, Inc., 3300 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota. The purpose of this meeting is to vote on a proposal providing for the complete dissolution, liquidation, and termination of Money Market Fund. If the proposal is approved, Money Market Fund’s investment adviser will liquidate the Fund’s assets and distribute the net proceeds, pro rata, to Fund shareholders.

The attached Proxy Statement provides you with additional information about the proposed dissolution. There is also attached a “Q&A” which should provide answers to many of your questions. We urge you to read all of the enclosed materials carefully.

Money Market Fund’s Board of Directors has approved the proposed dissolution of Money Market Fund and recommends it for your approval. I encourage you to vote “FOR” the proposal, and ask that you please send your completed proxy ballot in as soon as possible to help save the cost of additional solicitations. As always, we thank you for your confidence and support.

Sincerely,

/s/ Roger J. Sit
Roger J. Sit
Chairman

WHAT YOU SHOULD KNOW ABOUT THIS PROPOSED FUND DISSOLUTION

The Board of Directors of Money Market Fund encourages you to read the attached Proxy Statement carefully. The following is a brief overview of the key issues.

Why is my Fund holding a special shareholders meeting?

The meeting is being called to ask you to approve the dissolution, liquidation, and termination of Money Market Fund (the “Fund”). If shareholders vote in favor of the dissolution, Money Market Fund will liquidate its assets and distribute the net proceeds, pro rata, to shareholders.

Why was the dissolution proposed?

Sit Investment Associates, Inc. (the “Adviser”), the investment adviser to Money Market Fund, recommended the dissolution to the Board because current market conditions and interest rates have resulted in an unacceptably low yield for the Fund that is not expected to improve in the near future. Because of the current low yield, the increasing difficulty to maintain a positive yield, and the cost of operating the Fund, the Adviser believes continued operation of the Fund is not in the best interests of its shareholders.

What happens if shareholders decide in favor of dissolution?

The Fund will cease to carry on its business and will proceed to sell all of its portfolio securities and other assets for cash. Shareholders of Money Market Fund will be mailed a check to their address of record for their proportionate share of the liquidation distribution. Shareholders whose shares are held in the name of their broker or other financial institution will receive their distribution through their nominee firms. The Fund will then be statutorily dissolved and will cease to exist, and no shareholder will have any interest in the Fund.

If the Fund dissolves, will there be tax consequences for me?

Generally, shareholders will not recognize gain or loss upon the receipt of liquidation distributions to shareholders. Shareholders will be viewed as having sold their Fund shares for an amount equal to the liquidation distribution(s) he or she receives. Each shareholder will recognize gain or loss in an amount equal to the difference between (a) the shareholder’s adjusted basis in the Fund shares, and (b) such liquidation distribution(s). Since the Fund attempts to maintain a $1.00 net asset value per share, no gain or loss will be recognized to the extent shareholders receive a distribution equivalent to $1.00 per share.

Can I exchange my Money Market Fund shares for shares of another Sit Mutual Fund prior to the dissolution?

You may sell shares of Money Market Fund and purchase shares of another Sit Mutual Fund by mailing a letter of instruction to Sit Mutual Funds at P.O. Box 9763, Providence, RI 02940, by calling Sit Mutual Funds at (800) 332-5580, or by going online at www.sitfunds.com. Before making an exchange, please read the prospectus and consider the investment objective of the fund you are purchasing.

What happens if shareholders do not approve the dissolution?

If shareholders do not approve the dissolution, Money Market Fund initially will continue to be managed in accordance with its current investment objective and investment strategies. However, the Board of Directors may consider other alternatives, such as re-submission of the dissolution proposal to shareholders or changes in the investment strategies of Money Market Fund.

Who will pay for this dissolution?

The expenses of the dissolution, including legal expenses, printing, packaging and postage, plus the costs of any supplementary solicitation, will be borne by the Adviser.

What does the Board of Directors recommend?

The Board of Directors recommends that you vote in favor of the dissolution. Before you do, however, be sure to study the issues involved and call us with any questions, then vote promptly to ensure that a quorum will be represented at the special shareholders meeting.

Where do I get more information about Money Market Fund or the other funds in the Sit Mutual Fund family?

Please call Sit Mutual Funds at (800) 332-5580 or (612) 334-5888 or go online at www.sitfunds.com.

[PRELIMINARY COPY]

SIT MONEY MARKET FUND, INC.

3300 IDS Center

80 South Eighth Street

Minneapolis, Minnesota 55402

(612) 334-5888

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 23, 2009

March 6, 2009

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Sit Money Market Fund, Inc. will be held at 9:00 a.m., Central time, on March 23, 2009, at the offices of Sit Investment Associates, Inc., 3300 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota. The purpose of the Special Meeting of Shareholders is as follows:

1.	To consider and vote upon a proposed Agreement and Plan of Dissolution and Liquidation providing for the complete dissolution, liquidation and termination of Sit Money Market Fund.

2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Each shareholder is invited to attend the Special Meeting of Shareholders in person or by proxy. Shareholders of record as of the close of business on February 16, 2009 are the only persons entitled to receive notice of and to vote at the meeting and any adjournments thereof. Your attention is directed to the attached Proxy Statement.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR UTILIZE THE INTERNET OR TELEPHONIC VOTING PROCEDURES DESCRIBED ON THE PROXY BALLOT CARD. TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE RESPECTFULLY ASK FOR YOUR COOPERATION IN MAILING IN YOUR PROXY MATERIAL. If you are present at the meeting, you may then revoke your proxy and vote in person, as explained in the accompanying Proxy Statement.

By Order of the Board of Directors,

/s/ Roger J. Sit
Chairman

[PRELIMINARY COPY]

PROXY STATEMENT

SIT MONEY MARKET FUND, INC.

3300 IDS Center

80 South Eighth Street

Minneapolis, Minnesota 55402

(612) 334-5888

SPECIAL MEETING OF SHAREHOLDERS – MARCH 23, 2009

The enclosed proxy is solicited by the Board of Directors of Sit Money Market, Inc., (“Money Market Fund” or the “Fund”) in connection with a Special Meeting of Shareholders to be held March 23, 2009, and any adjournments thereof. The costs of solicitation, including the cost of preparing and mailing the Notice of Special Meeting of Shareholders and this Proxy Statement, will be paid by Sit Investment Associates, Inc., the Fund’s investment adviser (the “Adviser”). Mailing of the Notice of Special Meeting of Shareholders and this Proxy Statement will take place on approximately March 6, 2009. Representatives of the Fund may, without cost to the Fund, solicit proxies for the management of the Fund by means of mail, telephone, personal calls, or electronic means (i.e., e-mail). The address of the Adviser is that of the Fund as provided above.

A proxy may be revoked before the meeting by giving written notice of revocation to the Secretary of the Fund, by delivery of a duly executed proxy bearing a later date or by attending and voting at the meeting. Unless revoked, proxies that have been returned without instructions will be voted in favor of the dissolution and liquidation of the Fund in accordance with the recommendation of the Board of Directors. In instances where a choice is specified by the shareholder in the proxy, those proxies will be voted in accordance with the shareholder’s choice. Abstentions will be counted as present for purposes of determining whether a quorum of shares is present at the meeting, but will be counted as a vote “against” the proposal to liquidate and dissolve the Fund. Under the Rules of the New York Stock Exchange, if a proposal is considered “non-discretionary,” then brokers who hold Fund shares in street name for customers are not authorized to vote on such proposal on behalf of their customers who have not furnished the broker specific voting instructions. If a broker returns a “non-vote” proxy, indicating a lack of authority to vote on a proposal, then the shares covered by such non-vote shall be deemed present at the meeting for the purpose of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such proposal.

So far as the Board of Directors is aware, no matter other than that described in this Proxy Statement will be acted upon at the meeting. Should any other matters properly come before the meeting calling for a vote of shareholders, it is the intention of the persons named as proxies in the enclosed proxy to act upon such matters according to their best judgment.

Only shareholders of record on February 16, 2009 may vote at the meeting or any adjournment thereof. As of that date, the Fund had [# OF SHARES] common shares, par value of $.001, issued and outstanding. Each shareholder of the Fund is entitled to one vote for each share held in the Fund. Under Minnesota law, no shareholder will be entitled to exercise any dissenters rights or appraisal rights with respect to the dissolution and liquidation of the Fund. A quorum of shares is required to take action at the meeting. The holders of a majority of the shares outstanding and entitled to vote at the meeting, represented in person or by proxy, will constitute a quorum of shares at the meeting. Provided a quorum is represented, the proposal will be passed with an affirmative vote of a majority of the Fund’s shares entitled to vote at the meeting.

As of February 16, 2009, the officers and directors of the Fund, as a group, owned less than 1% of the outstanding shares of the Fund. As of February 16, 2009, no person, to the knowledge of Fund management, was the beneficial owner of more than 5% of the voting shares of the Fund, except as follows:

Name and Address of Beneficial Owner	Number of Shares Held in the Fund	Percent of Outstanding Shares of the Fund

In the event that sufficient votes are not received in favor of the proposal to liquidate and dissolve the Fund, the persons named as proxies may propose one or more adjournments of the meeting. Any adjournment would require a vote in favor of the adjournment by the holders of a majority of the shares present (in person or by proxy) at the meeting or any adjournment thereof. The persons named as proxies will vote all shares that have voted for the proposal in favor of adjournment; shares voted against the proposal will be voted against adjournment.

Copies of the Fund’s most recent annual and semi-annual reports are available to shareholders upon request. If you would like to receive copies, please contact the Fund by mail at 3300 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, or call (800) 332-5580 or (612) 334-5888 and one will be sent, without charge, by first-class mail within three business days of your request.

APPROVAL OF THE AGREEMENT AND PLAN OF DISSOLUTION AND LIQUIDATION

INTRODUCTION

At a meeting held February 15, 2009, the Board of Directors considered and approved the Adviser’s recommendation that the Fund be dissolved and liquidated and considered and approved a form of a Agreement and Plan of Dissolution and Liquidation of Sit Money Market Fund (the “Liquidation Plan”) to be submitted to the shareholders of the Fund for approval. A copy of the Liquidation Plan is attached as Exhibit A to this Proxy Statement. If fund shareholders approve the Liquidation Plan, the Adviser will sell the Fund’s portfolio securities and other assets, pay creditors or establish reserves for such payments and distribute the net proceeds of such sales in cash, pro rata in accordance with Fund holdings. The Board of Directors unanimously recommends that shareholders vote FOR the Liquidation Plan.

BACKGROUND

The Fund is an open-end diversified management investment company that is a Minnesota corporation. The Fund’s investment objective is to maximize current income to the extent consistent with preserving capital and maintaining liquidity. The Fund seeks to preserve the net asset value per share at $1.00, and is subject to a non-fundamental investment restriction to comply with all requirements of Rule 2a-7 under the Investment Company Act of 1940. Current market conditions and interest rates have resulted in an unacceptably low yield for the Fund that is not expected to improve in the near future. On December 31, 2007, the Fund’s 7-day effective yield was 4.17%; and on December 31, 2008, the Fund’s 7-day effective yield was 0.34%. The cost of operating the Fund, coupled with its current low yield and an increasing difficulty to maintain a positive yield makes it unlikely that the Fund will meet its investment objective of providing current income while preserving capital and maintaining liquidity. Consequently, the Adviser believes that it would be in the best interest of the Fund’s shareholders to approve the dissolution and liquidation of the Fund. Accordingly, the Adviser has recommended liquidating the Fund’s assets and distributing the proceeds to Fund shareholders.

At its February 15, 2009 meeting, the Board of Directors agreed with the Adviser’s recommendation. Accordingly, the Board of Directors, including all of the Directors who are not “interested persons” of the Fund, as defined in the Investment Company Act of 1940, unanimously adopted a resolution declaring that the proposed dissolution and liquidation was in the best interests of the Fund and its shareholders, approving a form of a Liquidation Plan, and directing the Adviser to submit it for shareholder approval.

DESCRIPTION OF THE LIQUIDATION PLAN AND RELATED TRANSACTIONS

If the Liquidation Plan is approved by the Fund’s shareholders, as of the date of approval, the Fund will cease to carry on its business and will proceed to sell all of its portfolio securities and other assets for cash at one or more public or private sales and at such prices and on such terms and conditions as the Adviser determines to be reasonable and in the best interests of the Fund and its shareholders. The Adviser anticipates that the aggregate of such prices, net of the Fund’s liabilities, will approximate the Fund’s net asset value on such date, subject to market changes during the period in which portfolio securities are sold. The Fund will file Articles of Dissolution reflecting the dissolution of the Fund with the Minnesota Secretary of State in accordance with Minnesota law. The Fund then will apply its assets to the payment, satisfaction and discharge of all existing debts and obligations of the Fund, and distribute in one or more payments the remaining assets among the shareholders of the Fund, with each shareholder receiving his or her proportionate share of each liquidation distribution in cash. Upon such filing, the Fund will be statutorily dissolved and will cease to exist, and no shareholder will have any interest whatsoever in the Fund. The Adviser will bear the expenses of liquidation of the Fund consistent with the terms of its Management Agreement with Fund, which provides that except for interest, brokerage commissions and transaction charges and certain extraordinary expenses, the Adviser will pay all of the Fund’s costs and expenses.

If the Liquidation Plan is adopted, the Adviser currently estimates that the liquidation distributions will be paid to shareholders on or before March 31, 2009. However, the exact date of the liquidation distributions will depend on the time required to liquidate the Fund’s assets. Shareholders whose shares are held in the name of their broker or other financial institution will receive their distributions through their nominee firms. The Fund may, if deemed appropriate, hold back sufficient assets to deal with any disputed claims or other contingent liabilities which may then exist against the Fund. Any amount that is held back relating to any such claim will be deducted pro rata from the net assets distributable to shareholders and held until the claim is settled or otherwise determined. The Adviser does not anticipate, however, that it will be necessary to hold back any assets to deal with disputed claims or other contingent liabilities. In the event that claims are not adequately provided for or are brought after dissolution by previously unknown creditors or claimants, Fund directors and officers could be held personally liable. In addition, claims possibly could be pursued against shareholders to the extent of distributions received by them in liquidation.

The Fund does not currently intend to create a trust to administer liquidation distributions; however, in the event the Fund is unable to distribute all of its assets pursuant to the Liquidation Plan because of its inability to locate shareholders to whom liquidation distributions are payable, the Fund may create a liquidating trust with a financial institution and deposit any remaining assets of the Fund in such trust for the benefit of the shareholders that cannot be located. The expenses of any such trust will be charged against the liquidation distributions held therein.

As soon as practicable after the distribution of all of the Fund’s assets in complete liquidation, the officers of the Fund will close the books of the Fund and prepare and file, in a timely manner, any and all required income tax returns and other documents and instruments.

FEDERAL INCOME TAX CONSEQUENCES

Payment by the Fund of liquidation distributions to shareholders will be a taxable event. However, because the Fund maintains a stable net asset value per share of $1.00, no gain or loss will be recognized. Because the income tax consequences for a particular shareholder may vary depending on individual circumstances, each shareholder is urged to consult his or her own tax adviser concerning the federal, state and local tax consequences of receipt of a liquidating distribution.

REQUIRED VOTE

The affirmative vote of a majority of the Fund’s shares entitled to vote at the meeting is required to approve the Liquidation Plan. The Board of Directors recommends that shareholders vote FOR approval of the Liquidation Plan.

SHAREHOLDERS WITH THE SAME ADDRESS

The Fund’s practice is to “household,” or consolidate, shareholder mailings of proxy statements to shareholders who share the same address. This means that a single copy of this proxy statement is sent to the address of record. If at any time you wish to receive multiple copies of the proxy statement at your address, you may contact the Fund by phone at (800) 332-5580 or by mail at 3300 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, and the Fund will mail additional proxy statements for each of your accounts within 5 days of your request. You may also contact the Fund in the same manner and request that you receive a single copy of proxy statements if you are receiving multiple copies at a particular address.

Dated:  March 6, 2009

By Order of the Board of Directors,

/s/ Roger J. Sit
Chairman

Exhibit A

AGREEMENT AND PLAN OF DISSOLUTION AND LIQUIDATION

Sit Money Market Fund, Inc.

THIS AGREEMENT AND PLAN OF DISSOLUTION AND LIQUIDATION (the “Liquidation Plan”) is made as of this 15th day of February, 2009, by Sit Money Market Fund, Inc. (“Money Market Fund”), a Minnesota corporation with its principal place of business at 3300 IDS Center, 80 S. 8th Street, Minneapolis, Minnesota 55402 operating as an open-end management investment company under the Investment Company Act of 1940 (the “1940 Act”).

This Liquidation Plan sets forth the terms and conditions of Money Market Fund’s complete dissolution, liquidation, and termination.

WITNESSETH:

WHEREAS, at a meeting of Money Market Fund’s Board of Directors on February 15, 2009, the Board of Directors, including those Directors who are not “interested persons” (as defined in the 1940 Act) of Money Market Fund, determined to submit the Liquidation Plan to the Money Market Fund’s shareholders for their approval, such Liquidation Plan to provide for the orderly dissolution, liquidation, and termination of Money Market Fund.

NOW, THEREFORE, upon approval of the Liquidation Plan by Money Market Fund’s shareholders, the dissolution, liquidation, and termination of Money Market Fund shall be carried out in the manner set forth herein:

1.           EFFECTIVE DATE OF THE LIQUIDATION PLAN. The Liquidation Plan shall be effective only upon its approval by the vote of a majority of the outstanding voting securities of Money Market Fund obtained at a special meeting of Money Market Fund’s shareholders called for the purpose of voting on the Liquidation Plan. The date of the Liquidation Plan’s approval by Money Market Fund’s shareholders is hereinafter referred to as the “Effective Date.”

2.           WINDING UP OF BUSINESS. Commencing with the Effective Date, Money Market Fund shall wind up its business and affairs and, as soon as is practicable, distribute its net assets to shareholders in accordance with the provisions of the Liquidation Plan after payment to (or reservation of assets for payment to) Money Market Fund’s creditors.

Notwithstanding the provisions of the Liquidation Plan, Money Market Fund shall, prior to making the final liquidating distributions to shareholders described in Section 5, continue to (i) honor requests for the redemption of Money Market Fund shares received before the close of business on the Liquidation Date (as defined in Section 5); and (ii) issue shares, as appropriate, in connection with the reinvestment of dividends or distributions by existing shareholders.

3.           LIQUIDATION OF ASSETS. As soon as practicable after the Effective Date and consistent with the terms of the Liquidation Plan, Money Market Fund, to the extent it has not already done so, shall liquidate its assets to cash form.

4.           PAYMENT OF LIABILITIES. As soon as practicable after the Effective Date, Money Market Fund shall determine and pay (or reserve reasonable amounts to pay) all known liabilities of Money Market Fund incurred or expected to be incurred prior to the date of the final liquidating distributions described in Section 5.

5.           FINAL LIQUIDATING DISTRIBUTIONS. As soon as practicable after the liquidation of all of its assets to cash form and the payment of (or the reservation of reasonable amounts for the payment of) known liabilities, Money Market Fund shall calculate final liquidating distributions with respect to its shares and distribute such net liquidation proceeds to all remaining shareholders in the manner provided below. The date determined by Money Market Fund for the calculation of such final liquidating distributions is hereinafter referred to as the “Liquidation Date.”

(a)        Each shareholder who is a record holder of Fund shares as shown on the books of Money Market Fund as of the close of business on the Liquidation Date (a “Record Holder”) shall be entitled to and shall receive from Money Market Fund’s net liquidation proceeds payable a liquidating distribution proportionate to his share ownership (a “Liquidation Distribution”). Each Liquidation Distribution shall be calculated using the net asset value per share as determined as of the close of business on the Liquidation Date in accordance with Money Market Fund’s most recent prospectus and statement of additional information, as supplemented, and shall be rounded to the second decimal place.

(b)        As soon as practicable after the Liquidation Date, Money Market Fund shall pay each Liquidation Distribution either by wire or by check made payable to and mailed direction to the Record Holder.

(c)        No shareholder shall be entitled to interest on a Liquidation Distribution, and such distributions shall be subject to any applicable withholding fees or taxes.

(d)        The final liquidating distributions described above shall be in complete redemption and cancellation of all of Money Market Fund’s outstanding shares.

6.           TERMINATION OF MONEY MARKET FUND. As soon as practicable after the completion of the final liquidating distributions described in Section 5, Money Market Fund shall be terminated pursuant to the terms of this Liquidation Plan, and applicable provisions of Minnesota law.

7.           EXPENSES OF LIQUIDATION AND TERMINATION. Money Market Fund’s investment adviser, Sit Investment Associates, Inc., will bear all expenses that are incurred by Money Market Fund in connection with the implementation of the Liquidation Plan (other than brokerage commissions, taxes, and extraordinary expenses, if any).

8.           AUTHORIZATION OF DIRECTORS AND FUND OFFICERS. The Board of Directors and, subject to the general direction of the Board, Money Market Fund’s officers shall have the authority, in the name and on behalf of Money Market Fund, to make, execute, and deliver such other agreements, conveyances, assignments, certificates and filings and to take such further actions as they may deem necessary or desirable in order to carry out this Liquidation Plan and to conduct and complete the winding-up of the business and affairs of Money Market Fund, including the preparation and filing of all tax returns and the preparation and filing of Form 966 with the Internal Revenue Service, together with certified copies of the directors’ and shareholders’ resolutions approving this Agreement and Liquidation Plan, as well as the preparation of any other forms or documents that may be required by the 1940 Act, applicable Minnesota law, or any other applicable state or federal law.

9.           AMENDMENT AND TERMINATION OF LIQUIDATION PLAN.

(a)        Except as otherwise provided by applicable law, the Board of Directors shall have the authority to authorize such variation from or amendments to the provisions of this Liquidation Plan as they may deem necessary or appropriate to effect the dissolution, liquidation, and termination of Money Market Fund and the distribution of the Fund’s net assets to shareholders.

(b)        Except as otherwise provided by applicable law, the Board of Directors may terminate this Liquidation Plan and abandon the dissolution and liquidation contemplated hereby at any time prior to the Effective Date if, in the judgment of the Board of Directors, the facts and circumstances make proceeding with the Liquidation Plan inadvisable.

10.         GOVERNING LAW PROVISIONS. This Liquidation Plan shall be subject to and construed consistently with Money Market Fund’s Articles of Incorporation and By-Laws and shall otherwise be governed by and construed in accordance with the laws of the State of Minnesota.

SIT MONEY MARKET FUND, INC.

By	/s/ Paul E. Rasmussen

Its	Vice President

SIT MONEY MARKET FUND, INC.

3300 IDS Center

80 South Eighth Street

Minneapolis, Minnesota 55402

(612) 334-5888; (800) 332-5580

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 23, 2009

The shareholder signed on reverse of card hereby appoints Roger J. Sit and Paul E. Rasmussen, and each of them, with power to act without the other and with the right of substitution in each, as proxies of the undersigned and hereby authorizes each of them to represent and to vote, as designated on the reverse, all the shares of common shares of the Sit Money Market Fund, Inc. (the “Fund”) held of record by the undersigned on February 16, 2009, at a Special Meeting of Shareholders of the Fund, to be held on March 23, 2009, or any adjournment or postponements thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting hereby are revoked.

PROXY TABULATOR	THREE EASY WAYS TO VOTE YOUR PROXY
P.O. BOX 9112
FARMINGDALE, NY 11735	To vote by Internet
1) Read the Proxy Statement and have the proxy card below at hand
2) Go to the website www.proxyvote.com
3) Follow the instructions provided on the website.
[NAME]
[Address]	To vote by Telephone
[Address]	1) Read the Proxy Statement and have the proxy card below at hand
[Address]	2) Call 1-800-690-6903
3) Follow the instructions.

To vote by Mail
1) Read the Proxy Statement
2) Check the appropriate boxes on the proxy card below
3) Sign and date the proxy card
4) Return the proxy card in the envelope provided.

CONTROL NUMBER:	XXXX XXXX XXX

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

THE PROXIES ARE INSTRUCTED TO VOTE AS FOLLOWS:	FOR	AGAINST	ABSTAIN

1. Approval of the Agreement and Plan of Dissolution and Liquidation	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1. RECEIPT OF NOTICE OF MEETING AND THE PROXY STATEMENT RELATING TO THE MEETING IS ACKNOWLEDGED BY YOUR EXECUTION OF THIS PROXY.

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ABOVE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

To save further solicitation expense, please mark, sign, date, and return this proxy card promptly using the enclosed postage-paid envelope or utilize the internet or telephonic voting procedures described on the proxy ballot card.

Signature	Date	Signature (Joint Owners)	Date